UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	45-0560329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 West Magnolia St., #400-136, Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(702) 990-8402
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Principal Officers

Mr. Glyn Garner

Resigned:                           December 28, 2010, effective January 1, 2011

Positions:                           Director, President, Secretary-Treasurer

Mr. Garner’s resignation as a director and officer of the Company was as a result of Mr. Garner pursuing other endeavours, and was not as a result of any dispute or disagreement with the Company

Appointment of Principal Officers

Mr. Donald Nicholson

Appointed:                         December 28, 2010, effective January 1, 2011

Positions:                           Chief Executive Officer, President, Secretary-Treasurer

There are no arrangements or understandings between Mr. Nicholson and any other person pursuant to which Mr. Nicholson was selected to serve as an officer of the Company.

There are no family relationships between Mr. Nicholson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Nicholson has over 20 years of international experience in all phases of project development and management, including incubation, implementation and growth, covering several business sectors including manufacturing, resource extraction, education, construction, real estate, and high-technology. From December 2008 to date, Mr. Nicholson has been involved in the provision of consulting services to public and private companies in areas such as business development, operational guidance, and administration. Previously, from April 2005 to December 2008, Mr. Nicholson was a director and officer of Terra Nostra Resources Corp., a US public company involved in the development of metals refining operations in China, where he was involved in various senior level management roles. From May 2002 to March 2005, Mr. Nicholson was the Vice President of Operations for a European bicycle manufacturer based in Greece, B-Tech SA, where he was responsible for logistics and production management, and business process re-engineering to further the technological evolution of the company. Mr. Nicholson graduated from the University of British Columbia in 1991 with a Bachelor of Commerce degree.  Mr. Nicholson does not presently serve as a director for any other public companies.

There has been no transaction nor are there any proposed transactions between the registrant and Mr. Nicholson that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The compensatory arrangements for Mr. Nicholson are pending completion and will be separately disclosed upon at such time.  Such arrangements are expected to be commensurate with the available resources of the Company at its current development stage, and the time commitment required by Mr. Nicholson in order to undertake his duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: January 3, 2011	By:
	Name:	Donald Nicholson
`	Title:	President & CEO